As filed with the Securities and Exchange Commission on May 31, 2016

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
UNDER THE
SECURITIES ACT OF 1933

DYNEGY INC.

(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	20-5653152 (I.R.S. Employer Identification No.)

601 Travis, Suite 1400
Houston, Texas 77002	77002
(Address of Principal Executive Offices)	(Zip Code)

Dynegy Inc. Amended and Restated 2012 Long Term Incentive Plan

(Full title of the plan)

Catherine C. James

Executive Vice President, General Counsel & Chief Compliance Officer

601 Travis, Suite 1400

Houston, Texas 77002

(Name and address of agent for service)

(713) 507-6400

(Telephone Number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act (check one):

Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share(2)	Proposed maximum aggregate offering price(2)	Amount of registration fee
Common Stock, par value $0.01	2,600,000	$17.75	$46,150,000	$4,647.31

(1)                                 Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of common stock of the registrant which become issuable under the Dynegy Inc. Amended and Restated 2012 Long Term Incentive Plan (the “2012 Incentive Plan”) being registered pursuant to this Registration Statement by reason of certain corporate transactions or events, including any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of our outstanding shares of common stock.

(2)                                 Estimated solely for the purpose of calculating the registration fee in accordance with Rules 457(c) and 457(h) under the Securities Act using the average of the high and low prices of the common stock on the New York Stock Exchange on May 27, 2016.

INCORPORATION OF PRIOR REGISTRATION STATEMENT BY REFERENCE

Pursuant to General Instruction E to Form S-8, Dynegy Inc. (the “Company”) hereby incorporates by reference into this Registration Statement the contents of the Form S-8 Registration Statement filed by the Company on October 25, 2012 (File No. 333-184590), except to the extent otherwise updated or modified by this Registration Statement. The additional 2,600,000 shares of common stock that are the subject of this Registration Statement relate to the amendments to the Company’s 2012 Incentive Plan to increase the number of authorized shares available for issuance under the plan. The amendments were approved by the Company’s stockholders at the Company’s annual meeting held on May 20, 2016.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The documents containing the information specified in Part I of this Registration Statement on Form S-8 will be sent or given to each participant in the 2012 Incentive Plan as may be required by Rule 428(b)(1) promulgated under the Securities Act. Such documents need not be filed with the SEC, either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 promulgated under the Securities Act. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Form S-8, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents heretofore filed by us with the SEC (other than information furnished pursuant to Item 2.02 or Item 7.01 (including any financial statements or exhibits relating thereto furnished pursuant to Item 9.01) of any Current Report on Form 8-K) are incorporated by reference in this Registration Statement:

•                  The Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015, filed on February 25, 2016;

•                  The Company’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2016 filed on May 4, 2016;

•                  The Company’s Current Reports on Form 8-K filed March 1, 2016, March 14, 2016 and May 23, 2016 (to the extent such reports are filed); and

•                  the description of Registrant’s Common Stock in the Registrant’s Registration Statement on Form 8-A filed on October 1, 2012, including any amendment or report filed for the purpose of updating such description.

In addition, all documents filed by the Company pursuant to Section 13(a), 13(c), 14 and 15(d) of the Exchange Act on or after the date of this Registration Statement, and prior to the filing of a post-effective amendment to this Registration Statement that indicates that all securities offered hereby have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained hereby modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

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Item 8. Exhibits.

Exhibit Number	Description

4.1	Dynegy Inc. Amended and Restated 2012 Long Term Incentive Plan (incorporated by reference to Annex B to the Company’s Proxy Statement filed March 31, 2016).

5.1	Opinion of Locke Lord LLP, including the consent of such firm. *

23.1	Consent of Ernst & Young LLP. *

23.2	Consent of Locke Lord LLP (contained in the opinion of counsel filed as Exhibit 5.1). *

24.1	Powers of Attorney (included on the signature pages hereof). *

*              Filed herewith

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on May 31, 2016.

DYNEGY INC.

By:	/s/ Robert C. Flexon
Name:	Robert C. Flexon
Title:	President and Chief Executive Officer

POWERS OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Catherine C. James and Heidi D. Lewis, and each of them, his or her true and lawful attorney-in-fact and agent, with full powers of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign and to file any and all amendments, including post-effective amendments, to this Registration Statement with the Securities and Exchange Commission granting to said attorney-in-fact power and authority to perform any other act on behalf of the undersigned required to be done in connection therewith.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature/Name	Position	Date

/s/ Pat Wood III	Chairman	May 31, 2016
Pat Wood III

/s/ Robert C. Flexon	Director, President and Chief Executive Officer	May 31, 2016
Robert C. Flexon	(Principal Executive Officer)

/s/ Clint C. Freeland	Executive Vice President and Chief Financial Officer	May 31, 2016
Clint C. Freeland	(Principal Financial Officer)

/s/ J. Clinton Walden	Vice President and Chief Accounting Officer	May 31, 2016
J. Clinton Walden	(Principal Accounting Officer)

/s/ Hilary E. Ackermann	Director	May 31, 2016
Hilary E. Ackermann

/s/ Paul Barbas	Director	May 31, 2016
Paul Barbas

/s/ Richard Kuersteiner	Director	May 31, 2016
Richard Kuersteiner

/s/ Jeffrey S. Stein	Director	May 31, 2016
Jeffrey S. Stein

/s/ John R. Sult	Director	May 31, 2016
John R. Sult

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EXHIBIT INDEX

Exhibit Number	Description

4.1	Dynegy Inc. Amended and Restated 2012 Long Term Incentive Plan (incorporated by reference to Annex B to the Company’s Proxy Statement filed March 31, 2016).

5.1	Opinion of Locke Lord LLP, including the consent of such firm. *

23.1	Consent of Ernst & Young LLP. *

23.2	Consent of Locke Lord LLP (contained in the opinion of counsel filed as Exhibit 5.1). *

24.1	Powers of Attorney (included on the signature pages hereof). *

*                                         Filed herewith

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